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                                  BILL OF SALE

KNOW ALL PERSONS BY THESE PRESENTS:

     That Drug Guild Distributors, Inc., a New Jersey corporation ("Seller"), pursuant to and in accordance with, the Asset Purchase Agreement, dated as of July 1, 1997 (the "Agreement"), by and among Seller, Neuman Health Services, Inc., a New Jersey corporation ("Neuman") and Neuman Distributors, Inc., a New Jersey corporation ("Buyer"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, transfer, assign, convey and deliver to Buyer all of the "Assets" as defined in the Agreement and as more particularly described below. Any and all initially capitalized terms used in this Bill of Sale without definition shall have the respective meanings assigned thereto in the Agreement.

     1.   All inventories of Seller;

     2. All accounts, accounts receivable, notes and notes receivable including but not limited to (i) receivables in collection or in suit included in the Closing Balance Sheet and (ii) those receivables documented in Schedule 1.01(a)(ii) of the Agreement and not previously paid, retired or cancelled;

     3. Those prepaid expenses set forth in Schedule 1.01(a)(iii) of the Agreement;

     4. All rights under contracts, agreements, leases, licenses, purchase orders, customer sales agreements and other instruments, including those set forth on Schedule 4.01(i) and Schedule 4.01(q) of the Agreement;

     5. All real estate set forth on Schedule 4.01(q) of the Agreement, together with all buildings, fixtures and improvements located on or attached thereto, including Seller's right, title and interest in and to all leases, subleases, franchises, licenses, permits (to the extent transferable), easements and rights-of-way which are appurtenant to said real estate;

     6. All books; payment records; accounts; customer lists; environmental reports or studies; correspondence; technical, accounting, and procedural manuals; employment and personnel records; and other useful business records, including electronic media, and any confidential or other information (other than information relating to claims retained by Seller pursuant to Section 1.01(b)(iii)


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          of the Agreement) which has been reduced to writing or utilized in the conduct of or relating to the Business or the Assets;


     7. All rights of Seller under express or implied warranties from the suppliers of the Assets to the extent transferable (but excluding such rights insofar as the same pertain to liabilities retained by Seller under the Agreement);

     8.   The motor vehicles and rolling stock, including forklifts, listed on
          Schedule 1.01(a)(viii) of the Agreement;

     9. All of the machinery, equipment, maintenance machinery and equipment, computers, software and information technology solutions or systems and all manuals or source codes with respect thereto, telecommunications systems, office equipment, furniture, leasehold improvements and construction in progress on the date hereof whether or not reflected as capital assets in the accounting records of Seller which are owned by Seller and used or useful in the Business;

     10. All right, title and interest of Seller in and to all intangible property rights relating to the Business, including but not limited to trade secrets, processes, formulas, know-how and trade names, including but not limited to trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations, certification marks, technical expertise, research data and other similar property and the registrations and applications for registration thereof owned by Seller or, where not owned, used by Seller in its business and all licenses and other agreements to which Seller is a party (as licensor or licensee) or by which Seller is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas;

     11. All transferable approvals, authorizations, certifications, consents, variances, permissions, licenses and permits to or from, or filings, notices or recordings to or with, federal, state, foreign, provincial and local governmental authorities as held or effected by Seller including any licenses, authorizations or permits from the Drug Enforcement Administration, in connection with the Business and the Assets;

     12. All of Seller's goodwill and the exclusive right to use the name "Drug Guild" as all or part of a corporate name;

     13.  Cash and cash equivalents; and

     14. Except for the Excluded Assets, all other assets, properties, claims, rights and interests of Seller which relate to the Business and exist on the date hereof, of

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          every kind and nature and description, whether tangible or intangible, real, personal or mixed.

     Notwithstanding the foregoing, the Assets sold, transferred, assigned, conveyed and delivered to Buyer hereby, shall not include (i) any refunds of federal, state or local income or other tax paid by Seller which are not reflected on the Closing Balance Sheet, (ii) any insurance policies held as of the date hereof by Seller and related premium agreements for general liability, product liability and workers' compensation insurance for periods prior to the date hereof; (iii) any claims Seller may have against its officers, employees, suppliers of services and goods (other than claims relating to Inventory), including but not limited to claims against Anchin, Block & Anchin and its partners, Liberty Mutual Insurance Company and Honeywell, Inc., and the proceeds or any benefits resulting to Seller as a result of the prosecution or settlement of any such claims; (iv) the life insurance policy on the life of Roman Englander; (v) all trucks or motor vehicles owned or leased by Seller (other than those set forth on Schedule 1.01(a)(viii) of the Agreement; (vi) any "net operating loss" carry forwards; (vii) Seller's corporate minute books and stock books; (viii) accounts receivable previously written off by Seller, for which there is no reserve therefor on the Closing Balance Sheet; (ix) any claims against any person or entity relating to Seller's inventory defalcation; and (x) any other assets or claims of Seller that are off balance sheet items or otherwise not transferred pursuant to the Agreement.

     TO HAVE AND TO HOLD all of the Assets, all and singular, unto Buyer, its successors and assigns forever, absolutely and unconditionally, to its and their own use and behalf forever.

     From and after the date hereof and upon the request of Buyer, Seller shall duly execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey to and vest in Buyer and protect its right, title and interest in the Assets assigned, transferred, sold and conveyed pursuant to this Bill of Sale and as may be appropriate otherwise to carry out the transactions contemplated hereby.

     This Bill of Sale shall inure to the benefit of the Buyer, its successors and assigns, shall be binding upon Seller and its successors, assigns and transferees, and shall survive the execution and delivery hereof.

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     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed this
1st day of July, 1997.

                                              DRUG GUILD DISTRIBUTORS, INC.

                                              By /s/ Harold Blumenkrantz
                                                ----------------------------

                                              Name:  Harold Blumenkrantz
                                              Title: President

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STATE OF       )
               )  ss.:
COUNTY OF      )

     Personally appeared before me the undersigned, a Notary Public in and for said County, Harold Blumenkrantz, to me known and known to me to be the President of Drug Guild Distributors, Inc., the corporation that executed the foregoing instrument as Seller, who acknowledged that he did sign said instrument as such officer for and on behalf of such corporation, and that the same is his free act and deed as such officer, and the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 1st day of July, 1997.


                                                     /s/
                                                     -------------
                                                     Notary Public

My commission expires:
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